Exhibit 31.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard J. Augustine, the Chief Accounting Officer, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of U.S. Energy Systems Inc.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.


Dated: June 9, 2005


/s/ Richard J. Augustine
------------------------
Richard J. Augustine
Chief Accounting Officer
(Principal Accounting Officer and Financial Officer)


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